KPMG Huazhen LLP
25th Floor, Tower II, Plaza 66
1266 Nanjing West Road
Shanghai 200040
China
Telephone +86 (21) 2212 2888
Fax +86 (21) 6288 1889
Internet kpmg.com/cn

毕马威华振会计师事务所
(特殊普通合伙)
中国上海
南京西路 1266 号
恒隆广场 2 号楼 25 楼
邮政编码:200040
电话 +86 (21) 2212 2888
传真 +86 (21) 6288 1889
网址 kpmg.com/cn

March 3, 2026

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for GigaCloud Technology Inc (the "Company") and, under the date of February 26, 2026, we reported on the consolidated financial statements of the Company as of and for the years ended December 31, 2025 and 2024 and the effectiveness of internal control over financial reporting as of December 31, 2025. On March 2, 2026, we were dismissed.

We have read the Company's statements included under Item 4.01 of its Form 8-K dated March 3, 2026, and we agree with such statements, except that we are not in a position to agree or disagree with the Company's statements in the first, second, third and seventh paragraphs of such Item 4.01.

KPMG Huazhen LLP

Very truly yours,

KPMG Huazhen LLP

KPMG Huazhen LLP, a People's Republic of China partnership and a member firm of the KPMG global organisation of independent member firms affiliated with KPMG International Limited.

毕马威华振会计师事务所(特殊普通合伙) — 中国合伙制会计师事务所，是与毕马威国际有限公司(英国私营担保有限公司)相关联的独立成员所全球组织中的成员。